Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 2, 2008 (except for the sixth paragraph of Note 14, as to which the date is May 21, 2008), in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-142635) and related Prospectus of Consonus Technologies, Inc. for the registration of 3,000,000 shares of its common stock.

Raleigh, North Carolina

June 5, 2008